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                                                                Exhibit 5.1

                                 June 12, 1997

                                                                21860-0007

REMEC, Inc.
9404 Chesapeake Drive
San Diego, California 92123

                       Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel to REMEC, Inc., a California corporation (the "Company"), in connection with the Registration Statement on Form S-4 (Registration No. 333-27023) filed with the Securities and Exchange Commission on May 13, 1997 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, 860,000 shares of the Common Stock of the Company, par value $.01 per share (the "Shares"), to be issued in connection with the proposed merger (the "Merger") of C&S Acquisition Corporation, a California corporation and wholly owned subsidiary of the Company ("Merger Sub"), with and into C&S Hybrid, Inc., a California corporation ("C&S"), pursuant to the Agreement and Plan of Reorganization and Merger dated April 10, 1997 (the "Agreement") by and among the Company, Merger Sub and C&S and related Merger Agreement by and among C&S, the Company and Merger Sub.

        In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates:

        (a) The Restated Articles of Incorporation of the Company certified by the Secretary of State of the State of California as of June 9, 1997, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;
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REMEC, Inc.
June 12, 1997                                                            Page 2


        (c) A Certificate of the Secretary of the Company: (i) certifying that copies of all records of proceedings and actions of the Board of Directors of the Company, including any committee thereof, relating to the Merger have been provided to us; and
                (ii) certifying as to certain factual matters;

        (d)     The Registration Statement;

        (e)     The Agreement;

        (f) The Merger Agreement included as exhibit 2.1 to the Registration Statement; and

        (g) A Certificate of ChaseMellon Shareholder Services, Transfer Agent to the Company, as to the number of shares of Common Stock issued and outstanding as of June 10, 1997.

        This opinion is limited to the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the Shares are issued, delivered and paid for in accordance with the terms of the Registration Statement, the Agreement and the Merger Agreement; (iii) the Merger Agreement is executed in the form contained in exhibit 2.1 to the Registration Statement;
(iv) the shareholders of C&S approve the Merger; and (v) all applicable securities laws are complied with, it is our opinion that the Shares, when issued by the Company, will be validly issued, fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments that come to our attention after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to, and our being named under the heading "Legal Matters" in, the Registration Statement.



                                       Very truly yours,

                                       /s/ Heller Ehrman White
                                           and McAuliffe
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REMEC, Inc.
June 12, 1997                                                            Page 3